Exhibit 24

Power of Attorney

Each of the undersigned Director(s) and Executive Officers of W. R. GRACE & CO., a Delaware corporation, hereby constitutes and appoints HUDSON LA FORCE III, MARK A. SHELNITZ and MICHAEL W. CONRON and any of them, severally and with full power of substitution, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in any of them, to sign for the undersigned and in his or her respective name as Director and/or Executive Officer of W. R. GRACE & CO., the Registration Statements on Form S-8 with the following Registration Nos.:  333-49083; 333-49517; 333-49507; 333-49509; 333-49511; 333-49513; and 333-49515, and any and all further amendments to said Registration Statements, hereby ratifying and confirming all acts taken by any of them, as herein authorized.

/s/ John F. Akers	September 7, 2010
John F. Akers

/s/ H. Furlong Baldwin	September 7, 2010
H. Furlong Baldwin

/s/ Ronald C. Cambre	September 7, 2010
Ronald C. Cambre

/s/ Alfred E. Festa	September 7, 2010
Alfred E. Festa

/s/ Marye Anne Fox	September 7, 2010
Marye Anne Fox

/s/ John J. Murphy	September 7, 2010
John J. Murphy

/s/ Christopher J. Steffen	September 7, 2010
Christopher J. Steffen

/s/ Mark E. Tomkins	September 7, 2010
Mark E. Tomkins

/s/ Thomas A. Vanderslice	September 7, 2010
Thomas A. Vanderslice

/s/ Hudson La Force III	September 7, 2010
Hudson La Force III